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                                                                   EXHIBIT 7.2
                                  REVOCABLE
                                    PROXY

                             CELLSTAR CORPORATION
                              CARROLLTON, TEXAS


     The undersigned hereby appoints Alan H. Goldfield (the "Proxy"), with full power of substitution, as proxy and hereby authorizes him to represent and to vote all of the shares of Common Stock of CellStar Corporation, a Delaware corporation (the "Company") identified below and any Common Stock issued or issuable with respect to such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, at any and all meetings of stockholders and at any adjournments or postponements thereof, or by consent in writing.

     This proxy revokes all prior proxies given by the undersigned.

     This proxy may be revoked by the undersigned upon 90 days' written notice, which 90 day period shall commence when such notice is actually received by both the Proxy and the Company. Unless the Proxy and the Company have received written notice of such revocation, they shall rely on this proxy to evidence the authority of Proxy to act as set forth herein.

     Dated July 22, 1997.

                                       /s/ A.S. Horng
                                       --------------------------------------
                                       A.S. Horng


                         Shares Subject to this Proxy:
                         -----------------------------
Certificate Number:           Number of Shares:        Record Holder:
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      0767                        1,000,000             A. S. Horng

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